Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Dime Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt Securities	5.000% Fixed-to-Floating Rate Subordinated Notes due 2032	Rule 456(b) and Rule 457(r)(1)	$160,000,000	100%	$160,000,000	$92.70 per $1,000,000	$14,832
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$160,000,000		$14,832
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$24,240 (1)
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Bridge Bancorp, Inc.	Form S-3	333-230338	03/15/2019		$9,136 (1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$200,000,000 (1)
Fee Offset Sources	Bridge Bancorp, Inc.	Form S-3	333-230338		03/15/2019						$9,136 (1)
Fee Offset Claims	Bridge Bancorp, Inc.	Form S-3	333-210245	03/16/2016		$15,104 (1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	149,997,000 (1)
Fee Offset Sources	Bridge Bancorp, Inc.	Form S-3	333-210245		03/16/2016						$17,816 (1)

(1) Dime Community Bancshares, Inc. (the "Company") is registering 5.000% Fixed-to-Floating Rate Subordinated Notes due 2032 having a proposed maximum aggregate offering price of up to $160,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). In accordance with Rule 457(p), a filing fee of $24,240 was paid with respect to $200,000,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-230338, initially filed by the Company under its former name, Bridge Bancorp, Inc., on March 15, 2019 and declared effective on April 9, 2019 (the “2019 Registration Statement”), and not sold thereunder. Under the 2019 Registration Statement, the Company registered an aggregate amount of $200,000,000 of securities and paid an aggregate filing fee of $24,240 for the securities registered under the 2019 Registration Statement. Of the $200,000,000 aggregate amount of securities registered under the 2019 Registration Statement, $200,000,000 were unissued, which unissued securities are hereby deregistered and the offering is terminated. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Company is entitled to offset, against any filing fee due under this Registration Statement, up to $24,240 of the 2019 Registration Statement filing fee paid with respect to the unissued securities under the 2019 Registration Statement (calculated at the rate in effect at the time the 2019 Registration Statement was filed). Of the $24,240 filing fee associated with the 2019 Registration Statement, $9,136 was paid in connection with the filing of the 2019 Registration Statement and $15,104 was offset, in accordance with Rule 457(p), by filing fees paid with respect to $149,997,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-210245, initially filed by the Company on March 16, 2016 and declared effective on April 22, 2016 (the “2016 Registration Statement”) and not sold thereunder. Under the 2016 Registration Statement, the Company registered an aggregate amount of $200,000,000 of securities and paid an aggregate filing fee of $20,140 for the securities registered under the 2016 Registration Statement. Of the $200,000,000 aggregate amount of securities registered under the 2016 Registration Statement, $149,997,000 were unissued and subsequently deregistered and the offering was terminated. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant was entitled to offset, against the filing fee due for the 2019 Registration Statement, $15,104 of the 2016 Registration Statement filing fee paid with respect to the unissued securities under the 2016 Registration Statement (calculated at the rate in effect at the time the 2016 Registration Statement was filed). Of the $20,140 filing fee associated with the 2016 Registration Statement, $17,816 was paid in connection with the filing of the 2016 Registration Statement and $2,324 was offset, in accordance with Rule 457(p), by filing fees paid with respect to $20,000,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-199122, initially filed by the Company on October 2, 2014 and declared effective on October 14, 2014 and not sold thereunder. For the reasons stated above, the net registration fee paid in connection with the Current Prospectus Supplement is $0, with $9,408 remaining to be applied to future filings from the fee offset sources.